Exhibit 99.1

CONTACT INFORMATION: INVESTORS and MEDIA: Julie Tracy Sr. Vice President, Chief Communications Officer ev3 Inc. (949) 680-1375 jtracy@ev3.net ev3 Inc. Agrees to Settle Stockholder Litigation
PLYMOUTH, Minn. — July 6, 2010 — ev3 Inc. (NASDAQ: EVVV), a global endovascular device company, today announced that it has reached an agreement with the plaintiffs to settle the claims asserted in the purported stockholder class action lawsuits related to Covidien’s proposed acquisition of ev3. The cases are being heard in the District Court for the State of Minnesota, Hennepin County and the Court of Chancery of the State of Delaware.
On July 2, 2010, ev3 and the other defendants and the plaintiffs in the lawsuits executed a memorandum of understanding to settle all claims asserted in the lawsuits, subject to, among other things, confirmation from plaintiffs’ counsel following confirmatory discovery, that the proposed settlement is fair, adequate and reasonable, the execution of a stipulation of settlement, and approval by the Chancery Court of the State of Delaware. The memorandum of understanding provides, among other things, that ev3 shall make supplemental disclosures to its Solicitation/Recommendation Statement on Schedule 14D-9 and make certain amendments to the merger agreement related to Covidien’s proposed acquisition of ev3. Later today, ev3 will file an amendment to its Schedule 14D-9 with the Securities and Exchange Commission (SEC) to make such disclosures.
On June 11, 2010, Covidien commenced its tender offer to acquire all the outstanding shares of common stock of ev3 at a price of $22.50 per share in cash. The tender offer is scheduled to expire at 12:00 midnight, New York City time, at the end of the day on Friday, July 9, 2010, unless it is extended. The ev3 board of directors has unanimously recommended that ev3 stockholders accept the tender offer, tender their shares of ev3 common stock in the tender offer, and if necessary, adopt the merger agreement.
Complete terms and conditions of the tender offer are set forth in the offer to purchase, letter of transmittal and other related materials filed with the SEC by Covidien Group S.a.r.l. and COV Delaware Corporation on June 11, 2010 with the tender offer statement on Schedule TO, as amended.
About ev3 Inc.
Since its founding in 2000, ev3 has been dedicated to developing breakthrough and clinically proven technologies for the endovascular treatment of peripheral vascular and neurovascular diseases. The company offers a comprehensive portfolio of treatment options, including the primary interventional technologies used today — plaque excision systems, peripheral angioplasty balloons, stents, embolic protection devices, liquid embolics, embolization coils, flow diversion, thrombectomy catheters and occlusion balloons. More information about the company and its products can be found at http://www.ev3.net.
ev3 and the ev3 logo are trademarks of ev3 Inc. and its subsidiaries, registered in the U.S. and other countries.
Forward-Looking Statements
This release contains forward-looking statements that are not historical facts. ev3 has identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “possible,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” or “continue,” the negative of these words, other terms of similar meaning or the use of future dates. Forward-looking statements in this release include without limitation statements regarding the expected timing of the completion of the transaction, the results of the confirmatory discovery by plaintiffs’ counsel, the results of the review of the settlement of the stockholder litigation by the Court of Chancery of the State of Delaware, and the satisfaction of various other conditions to the closing of the transaction contemplated by the merger agreement. Investors and security holders are cautioned not to place undue reliance on these forward-looking statements. Actual results could differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause results to differ from expectations include: the results of the confirmatory discovery by plaintiffs’ counsel, the results of the review of the settlement of the stockholder litigation by the Court of Chancery of the State of Delaware; uncertainties as to the timing of the transaction; uncertainties as to how many of ev3’s stockholders will tender their shares in the offer; the risk that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, vendors and other business partners; the risk that stockholder litigation in connection with the transaction may result in significant costs of defense, indemnification and liability; other business effects, including the effects of industry, economic or political conditions of Covidien’s and ev3’s control; transaction costs; actual or contingent liabilities; and other risks and uncertainties discussed in Covidien plc’s and ev3’s filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” sections of Covidien plc’s and ev3’s most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as the tender offer documents filed by COV Delaware Corporation, a wholly-owned subsidiary of Covidien Group S.a.r.l., and the Solicitation/Recommendation Statement filed by ev3. ev3 does not undertake any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law. All forward-looking statements in this announcement are qualified in their entirety by this cautionary statement.
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